UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 19, 2002




                             TRIARC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)




    Delaware                         1-2207                   38-0471180
    ---------                        -------                  ----------
    (State or other jurisdiction  (Commission File Number)   (IRS Employer
     of incorporation)                                    Identification Number)




         280 Park Avenue
         New York, NY                                         10017
         ------------------                                   -----
         (Address of principal executive offices)           (Zip Code)


         Registrant's telephone number, including area code:  (212) 451-3000


          (Former name or former address, if changed since last report)



Item 9.  Regulation FD Disclosure

     The information in this Report is being furnished, not filed, pursuant to Regulation FD. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission that the information in this Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc Companies, Inc. or Arby's, Inc.

     Our subsidiary Arby's, Inc. has delivered to certain parties a report containing certain unaudited financial and operating information in accordance with the terms of the indenture relating to the 7.44% fixed rate insured notes due 2020 issued by its subsidiary Arby's Franchise Trust. Such report, which reflects Arby's U.S. and Canadian operations for the period from October 1, 2001 through December 30 or 31, 2001 (as applicable), was prepared in accordance with the reporting requirements of such indenture, and not in accordance with generally accepted accounting principles. Accordingly, pursuant to Regulation FD, Triarc is furnishing in this Report certain information reflected in the Arby's report that has not been previously publicly disclosed, as follows:

         o Arby's reported the collection of franchise royalties of approximately $22.7 million from U.S. and Canadian franchisees for the period from October 1, 2001 through December 31, 2001.

         o Arby's reported gross collections (including royalties) from U.S. and Canadian franchisees of approximately $24.0 million and reported servicing expenses of approximately $8.8 million for the period from October 1, 2001 through December 31, 2001.

         o Arby's reported total United States and Canadian systemwide sales of approximately $687.1 million for the period from October 1, 2001 through December 30, 2001.

         o Arby's reported that as of December 30, 2001, there were 3,198 Arby's restaurants in the United States and 125 Arby's restaurants in Canada.

         o Arby's reported that as of December 30, 2001, Arby's had commitments to open 603 Arby's restaurants in the United States and 8 Arby's restaurants in Canada over the next 8 years.

         o Arby's reported that as of December 31, 2001, the annual unit volume for the preceding twelve months for U.S. and Canadian franchisees was approximately $797,000.

         o Arby's reported that the percentage increase in same store sales for the period from October 1, 2001 to December 31, 2001 compared with the same period in 2000 was 3.79% for U.S. and Canadian franchisees.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRIARC COMPANIES, INC.

Date:    February 19, 2002                  By: /s/ Francis T. McCarron
                                               -------------------------------
                                               Francis T. McCarron
                                               Senior Vice President and
                                               Chief Financial Officer